Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form SB-2 and related prospectus of EP Global Communications, Inc. for the registration of up to 80,016,826 shares of its common stock, and to the inclusion therein of our report dated April 13, 2007 relating to the consolidated financial statements of EP Global Communications, Inc. for the year ended December 31, 2006.

Pittsburgh, Pennsylvania

October 23, 2007